Exhibit 10.4

RESTRICTED STOCK AWARD AGREEMENT

PLAINSCAPITAL CORPORATION

2009 LONG-TERM INCENTIVE PLAN

1. Grant of Award. Pursuant to the PlainsCapital Corporation 2009 Long-Term Incentive Plan (the “Plan”) for Employees and Outside Directors of Plains Capital Corporation, a Texas corporation (the “Company”), the Company grants to

(the “Participant”),

effective as of                 (the “Date of Grant”), an award of            shares of Restricted Stock (the “Awarded Shares”), subject to the terms and conditions of this Agreement.

2. Subject to Plan. This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. To the extent the terms of the Plan are inconsistent with the provisions of this Agreement, the Plan shall control. The capitalized terms used herein that are defined in the Plan shall have the meanings assigned to them in the Plan. This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

3. Vesting. Except as specifically provided in this Agreement, including, without limitation, the limitations on the grant herein set forth in Section 2, the Awarded Shares shall be vested as follows:

a.                 percent (            %) of the total Awarded Shares shall vest on             , provided the Participant is employed by (or, if the Participant is an Outside Director, is providing services to) the Company or a Subsidiary on that date.

b. An additional                 percent (             %) of the total Awarded Shares shall vest on             , provided the Participant is employed by (or, if the Participant is an Outside Director, is providing services to) the Company or a Subsidiary on that date.

c. The remaining                 percent (             %) of the total Awarded Shares shall vest on                 , provided the Participant is employed by (or, if the Participant is an Outside Director, is providing services to) the Company or a Subsidiary on that date.

[Optional: Notwithstanding the foregoing, the vesting of all Awarded Shares shall automatically accelerate in full upon the occurrence of a Change in Control.]

4. Forfeiture of Awarded Shares. Awarded Shares that are not vested in accordance with Section 3 shall be forfeited on the date of the Participant’s Termination of Service with the Company. Upon forfeiture, all of the Participant’s rights with respect to the forfeited Awarded Shares shall cease and terminate, without any further obligations on the part of the Company. The Company may, in its sole discretion, elect to pay the Participant, as soon as practicable after the event causing forfeiture, in cash, an amount equal to the lesser of the total consideration paid by the Participant for such forfeited shares or the Fair Market Value of such forfeited shares as of the date of such Termination of Service, as the Committee, in its sole discretion shall select.

5. Restrictions on Awarded Shares. Subject to the provisions of the Plan and the terms of this Agreement, from the Date of Grant until the date the Awarded Shares are vested in accordance with Section 3 and are no longer subject to forfeiture in accordance with Section 4 (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, hypothecate, margin, assign or otherwise encumber any of the Awarded Shares. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Awarded Shares whenever it may determine that, by reason of changes in applicable laws or changes in circumstances after the date of this Agreement, such action is appropriate.

6. Legend. The following legend shall be placed on all certificates representing Awarded Shares:

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with the terms and conditions of that certain PlainsCapital Corporation 2009 Long-Term Incentive Plan, a copy of which is on file at the principal office of the Company in Dallas, Texas and that certain Restricted Stock Award Agreement dated as of             , by and between the Company and                 . No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan and Award Agreement. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan and Award Agreement.”

All Awarded Shares owned by the Participant shall be subject to the terms of this Agreement and shall be represented by a certificate or certificates bearing the foregoing legend.

7. Delivery of Certificates. Certificates for Awarded Shares shall be retained in the physical possession of the Company until such Awarded Shares are free of restriction under this Agreement. Certificates for Awarded Shares shall be delivered to the Participant promptly after, and only after, the Restriction Period has expired without forfeiture pursuant to Section 4. In connection with the issuance of a certificate for Restricted Stock, the Participant shall endorse such certificate in blank or execute a stock power in a form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

8. Voting. Subject to Section 4 and Section 5 above, the Participant, as record holder of the Awarded Shares, has all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon; provided, however, that this Section 8 shall not create any voting right where the holders of such Awarded Shares otherwise have no such right.

9. Adjustment of Number of Awarded Shares and Related Matters. The number of Awarded Shares shall be subject to adjustment in accordance with Articles 12—14 of the Plan.

10. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

11. Limitation on Rights Conferred under this Agreement. Nothing herein shall require the Company to issue any shares with respect to this Agreement if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. The Company may, as a condition precedent to settlement of this Award, require from the Participant (or in the event of his death, his legal representatives, heirs, legatees, or distributees) representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Common Stock being acquired pursuant to this Agreement and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his legal representatives, heirs, legatees, or distributees) is not a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.

12. The Participant’s Acknowledgments. The Participant acknowledges receipt of a copy of the Plan which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts these Awarded Shares subject to all of the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under this Agreement.

13. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas (excluding any conflict of laws rule or principle of Texas law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).

14. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an Employee or as an Outside Director, or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an Employee or Outside Director at any time.

15. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

16. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

17. Entire Agreement. This Agreement supersedes any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

18. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. No person or entity shall be permitted to acquire any Awarded Shares without first executing and delivering an agreement in the form satisfactory to the Company making such person or entity subject to the restrictions on transfer contained herein.

19. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

20. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

21. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

22. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

(a)	Notice to the Company shall be addressed and delivered as follows:

Plains Capital Corporation

2323 Victory Avenue, Suite 1400

Dallas, TX 75219

Attn:

Facsimile:

(b)	Notice to the Participant shall be addressed and delivered as set forth on the signature page.

23. Tax Requirements. The Participant is hereby advised to consult immediately with his own tax advisor regarding the tax consequences of this Agreement, the method and timing for filing an election to include this Agreement in income under Section 83(b) of the Code, and the tax consequences of such election. By execution of this Agreement, the Participant agrees that if the Participant makes such an election, the Participant shall provide the Company with written notice of such election in accordance with the regulations promulgated under Section 83(b) of the Code. The Company and any Subsidiary is authorized to withhold from the Awarded Shares, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving this Agreement, and to take such other action as the Committee may deem advisable to enable the Company and the Participant to satisfy obligations for the payment of withholding taxes and other tax obligations relating to this Agreement. This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of the Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee. The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY PLAINS CAPITAL CORPORATION

By:
Name:
Title:

PARTICIPANT:

Signature

Name:

Address: